Exhibit  (c)  -  Section  906  Certification  of  CFO

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          PURSUANT TO 18 U.S.C.  1350,
                             AS ADOPTED PURSUANT TO
                      906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stockgroup Information Systems Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Gillard, Chief Financial Officer of the Company, pursuant to 18 U.S.C.
1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, hereby certify that to the best of my knowledge:

     (1) The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  David  Gillard
-------------------
David  Gillard
Chief  Financial  Officer
March  18,  2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section  18  of  the  Securities  Exchange  Act  of  1934,  as  amended.